UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2005 (July 13, 2005)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Key Energy Services, Inc., a Maryland corporation (the “Company”), previously announced that it had entered into a commitment letter dated June 1, 2005 (the “Commitment Letter”), with Lehman Brothers Inc. and Lehman Commercial Paper Inc. (“Lehman”) under which Lehman committed, subject to the terms and conditions set forth in the Commitment Letter, to provide the Company with the following loan facilities totaling in the aggregate $550,000,000: (a) a 7-year senior term loan facility in the aggregate principal amount of $400,000,000 (the “Senior Term Loan Facility”), (b) an $85,000,000 prefunded 5-year secured letter of credit facility (the “Letter of Credit Facility”) and (c) a $65,000,000 secured 5-year revolving loan facility (with a sub-facility of up to $25,000,000 available for the issuance of additional letters of credit) (the “Revolving Credit Facility”, together with the Senior Term Loan Facility and Letter of Credit Facility, the “Credit Facilities”).

The information pertaining to the Company, its management, and its industry, attached hereto as Exhibit 99.1, is being provided to potential lenders in connection with the possible syndication of the Credit Facilities.  The information contained in this Form 8-K (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

99.1	Information pertaining to the Company, the Company’s industry and management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: July 13, 2005	By:	/s/ Newton W. Wilson, III
Newton W. Wilson, III
Senior Vice President and General
Counsel

Exhibit Index

Exhibit No.	Description

99.1	Information pertaining to the Company, the Company’s industry and management.